Exhibit 99.1

Contacts:

INVESTORS:	MEDIA:
Renovis, Inc.	Noonan Russo
John C. Doyle	David Schull
(650) 266-1407	(858) 546-4810
doyle@renovis.com	david.schull@eurorscg.com

Renovis Updates Progress of Pivotal SAINT II Trial with NXY-059

Top Line Results Expected during the Fourth Quarter of 2006

South San Francisco, California, June 8, 2006 — Renovis, Inc. (Nasdaq: RNVS), today announced that it expects to report top line results from the pivotal SAINT II trial with NXY-059 in coordination with its exclusive licensee, AstraZeneca AB, during the fourth quarter of 2006.

The SAINT II trial is a double-blind, placebo-controlled phase III study in which patients are randomized to receive NXY-059 or placebo within six hours of acute ischemic stroke. The study is designed to confirm the results of the previously completed phase III pivotal SAINT I trial, which met the primary endpoint of reduced patient disability versus placebo following acute ischemic stroke, as assessed on the Modified Rankin Scale (mRS) (p=0.038). Subject to successful completion of SAINT II, AstraZeneca has previously announced that it intends to submit applications for regulatory approval of NXY-059 in the United States and Europe in the first half of 2007.

“AstraZeneca has reported that it expects to complete enrollment of the SAINT II trial ahead of schedule this month with approximately 3,200 patients from more than 350 centers in 30 countries,” said Corey S. Goodman, Ph.D., President and Chief Executive Officer of Renovis. “If the SAINT II data are positive, we believe that NXY-059 could fundamentally change the standard of care of acute ischemic stroke patients by allowing treatment of a broad population of patients in a wide array of clinical settings.”

NXY-059 is a free radical trapping neuroprotectant and the first compound that has been publicly recognized by the Stroke Treatment Academic Industry Roundtable (STAIR Group) of academic and industry experts to meet their criteria for development of neuroprotective agents.

About Renovis

Renovis is a biopharmaceutical company primarily focused on the discovery and development of drugs for neurological diseases and disorders in areas of unmet medical need. Our most advanced product candidate, NXY-059, is in Phase III clinical trials for acute ischemic stroke with our exclusive licensee, AstraZeneca AB. NXY-059 has a proposed mechanism of action of free radical trapping. It is being studied as a neuroprotectant in clinical trials based on effects seen in experimental models of acute ischemic stroke. In addition to proprietary research programs in the areas of cytoprotection, pain and inflammation, Renovis has a worldwide collaboration and license agreement with Pfizer to research, develop and commercialize small molecule VR1 antagonists, and a research and development collaboration with Genentech to discover and develop anti-angiogenesis drugs and drugs that promote nerve re-growth following nervous system injury.

For additional information about the company, please visit www.renovis.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that we make are described in greater detail in the “Risk Factors” section of our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on May 9, 2006, and our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 14, 2006. We do not assume any obligation to update any forward-looking statements.

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